PRESS ANNOUNCEMENT
DATE:    JULY 20, 2005
CONTACT: C. KEITH SWANEY  (440)248-7171
PVF CAPITAL CORP. ANNOUNCES QUARTERLY EARNINGS, CASH AND STOCK DIVIDENDS, AND ANNUAL MEETING.

PVF Capital Corp., the parent company of Park View Federal Savings Bank, announced earnings of $1,581,000, or $0.20 basic earnings per share and $0.20 diluted earnings per share, for the quarter ended June 30, 2005 as compared to earnings of $1,442,000, or $0.19 basic earnings per share and $0.18 diluted earnings per share, for the prior year comparable period.

Earnings were $5,584,000, or $0.72 basic earnings per share and $0.71 diluted earnings per share, for the fiscal year ended June 30, 2005 as compared to $6,910,000, or $0.89 basic earnings per share and $0.87 diluted earnings per share, for the fiscal year ended June 30, 2004.

Chairman John R. Male commented that the changes to earnings for the quarter and fiscal year are attributable to an increase in net interest income and a decrease in the required provision for loan losses that resulted from a decline in classified assets. In addition, non-interest income decreased primarily as a result of declining gains on the sale of loans. The increase in non-interest expense is attributable to growth in staff and an increase in compensation and benefits along with an increase in office occupancy and equipment.

As of June 30, 2005, PVF Capital Corp. reported assets of $823.9 million, an increase of $68.2 million, or 9.03%, from the prior fiscal year ended June 30, 2004. Total stockholders' equity of PVF Capital Corp. was $66.5 million at June 30, 2005. Return on assets and return on equity were 0.70% and 8.62%, respectively, for the fiscal year ended June 30, 2005.

On June 28, 2005, the Board of Directors of PVF Capital Corp. declared a quarterly cash dividend on the Company's outstanding common stock. The cash dividend will be in the amount of $0.074 per share payable on August 12, 2005 to the stockholders of record at the close of business on August 2, 2005.

Chairman John R. Male announced that the Board of Directors of PVF Capital Corp. declared a dividend of 10% of the common shares of PVF Capital Corp. on June 28, 2005. This share dividend will be issued on the 31st day of August, 2005, to the holders of shares of record at the close of business on August 15, 2005. The reported earnings per share have been adjusted for this 10% stock dividend.

The 2005 Annual Meeting of Stockholders will be held on October 17, 2005 at 10:00 a.m. at PVF Capital Corp.'s Corporate Center, 30000 Aurora Road, Solon, Ohio.

Visit our web site at www.pvfsb.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing.
Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Small-Cap market under the symbol PVFC.

PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                                 Solon, OH 44139
                                                                  (440) 248-7171


                         Summary of Financial Highlights

----------------------------------------------------------------------------------
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
----------------------------------------------------------------------------------
                                   (Unaudited)

    (Dollars in thousands)                    June 30,           June 30,
                                               2005                2004
                                            -------------      -----------------
ASSETS
------
      Cash and cash equivalents               $ 11,090           $ 17,469
      Investment securities                     57,500             27,500
      Loans and mortgage backed securities     701,274            659,331
      Other assets                              54,035             51,387
                                              --------           --------
         Total Assets                         $823,899           $755,687
                                              ========           ========
   LIABILITIES
      Deposits                                $591,226           $526,493
      Borrowed money                           135,012            147,526
      Other liabilities                         31,208             18,307
                                              --------           --------
         Total Liabilities                     757,446            692,326
                                              --------           --------

         Total Stockholders' Equity             66,453             63,361
                                              --------           --------
   Total Liabilities and Stockholders'        $823,899           $755,687
      Equity                                  ========           ========


--------------------------------------------------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                                   (Unaudited)

                                                             Three Months End      Twelve Months Ended
                                                           ---------------------  ---------------------
(Dollars in thousands except per share data)                      June 30,               June 30,
                                                           ---------------------  ---------------------
                                                                2005      2004        2005     2004
   INTEREST INCOME                                            $12,101    $9,646     $43,595   $39,110

   INTEREST EXPENSE                                             5,537     4,254      19,801    16,739
                                                              -------    ------     -------   -------

   NET INTEREST INCOME                                          6,564     5,392      23,794    22,371

          Provision for loan losses                              (100)      166         111       598
                                                              -------    ------     -------   -------

   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          6,664     5,226      23,683    21,773

   TOTAL NONINTEREST INCOME                                       890     1,114       3,374     6,130

   TOTAL NONINTEREST EXPENSE                                    5,254     4,247      18,942    17,571
                                                              -------    ------     -------   -------

   INCOME BEFORE FEDERAL INCOME TAX PROVISION                   2,300     2,093       8,115    10,332

           Federal income tax provision                           719       651       2,531     3,422
                                                              -------    ------     -------   -------

   NET INCOME                                                 $ 1,581    $1,442     $ 5,584   $ 6,910
                                                              =======    ======     =======   =======

   BASIC EARNINGS PER SHARE                                     $0.20     $0.19       $0.72     $0.89
                                                                =====     =====       =====     =====

   DILUTED EARNINGS PER SHARE                                   $0.20     $0.18       $0.71     $0.87
                                                                =====     =====       =====     =====